UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2014
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Issuer Direct Corporation
(Exact name of registrant as specified in its charter)
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Delaware	1-10185	26-1331503
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Perimeter Park Drive, Suite D, Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 481-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders.

On May 23, 2014, Issuer Direct Corporation (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, there were 1,476,903 shares of common stock were represented in person or by proxy. The Company's stockholders approved the three proposals listed below, which proposals are described in detail in the Company's definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 2, 2014. The final votes on the proposals presented at the Annual Meeting are as follows:

PROPOSAL 1: TO ELECT THREE (6) DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED

	Number of Votes Entitled to be Cast	Votes For	Votes Against	Votes Abstaining

Brian R. Balbirnie	2,043,039	1,476,799	104	-0-
Andre M. Boisvert	2,043,039	1,476,799	104	-0-
William H. Everett	2,043,039	1,476,799	104	-0-
J. Patrick Galleher	2,043,039	1,468,799	8,104	-0-
Wesley Pollard	2,043,039	1,476,799	104	-0-
David Sandberg	2,043,039	1,476,795	108	-0-

 PROPOSAL 2: TO APPROVE THE ISSUER DIRECT CORPORATION 2014 EQUITY INCENTIVE PLAN

Number of Votes Entitled to be Cast	Votes For	Votes Against	Votes Abstaining
2,043,039	1,470,087	2,956	3,860

PROPOSAL 3: TO RATIFY THE SELECTION OF CHERRY BEKAERT, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

Number of Votes Entitled to be Cast	Votes For	Votes Against	Votes Abstaining
2,043,039	1,468,895	7	8,001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Issuer Direct Corporation

By:	/s/ BRIAN R. BALBIRNIE
Brian R. Balbirnie
Chief Executive Officer

Date: May 29, 2014